UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2008

Washington Federal, Inc.

(Exact name of registrant as specified in its charter)

Washington	0-25454	91-1661606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Pike Street, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 624-7930

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments

On September 19, 2008, Management and the Board of Directors have concluded that Washington Federal’s investment in Freddie Mac and Fannie Mae preferred stock is other than temporarily impaired. The Company will record an other than temporary impairment charge of approximately $88 million pre tax, during its 4th fiscal quarter.

Item 7.01.	Regulation FD

On September 19, 2008, Washington Federal, Inc. issued a press release, included as Exhibit 99.1 to this report. The information included in the press release is considered to be “furnished” under the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated September 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 19, 2008	WASHINGTON FEDERAL, INC.

	By:	/s/ BRENT J. BEARDALL
Brent J. Beardall
Executive Vice President and Chief Financial Officer

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